Exhibit 99.2

AMERISERV FINANCIAL INC. ANNOUNCES COMPLETION OF $27 MILLION PRIVATE PLACEMENT OF SUBORDINATED NOTES

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) is pleased to announce that the Company has completed a private placement of $27 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2031 (the “Notes”) to certain qualified institutional buyers and accredited investors.

The Notes have been structured to qualify as Tier 2 capital for regulatory capital purposes. The Notes are unsecured and have a ten-year term maturing September 1, 2031, and will bear interest at a fixed annual rate of 3.75%, payable semi-annually in arrears until September 1, 2026.  From and including September 1, 2026, the interest rate will reset quarterly to the then current three-month Secured Overnight Financing Rate (SOFR) plus 3.11%.  The Company may redeem the Notes, in whole or in part, on or after September 1, 2026, or at any time in whole upon certain other specified events.

The Company intends to use approximately $20 million of the net proceeds to retire its existing subordinated debt and trust preferred securities that have a weighted average cost of 7.73%. This action alone will reduce the Company’s interest expense by approximately $500,000 annually.  The remainder of the proceeds will be utilized to support the growth of its subsidiaries and other general corporate purposes.

Jeffrey A. Stopko, President and Chief Executive Officer, stated: “We are very pleased to announce the successful completion of our subordinated debt offering.  The transaction is strategically important to AmeriServ Financial because the ongoing reduction in our debt costs along with the flexibility the additional capital provides to support further loan growth will have a meaningful positive impact on our financial performance.  Overall, we expect to see a $1.4 million annual reduction in interest expense beginning in the fourth quarter of 2021 when the interest expense savings from this transaction is combined with the use of core deposits from our recently completed Somerset County branch acquisition to replace higher cost institutional deposits.”

Griffin Financial and PNC FIG Advisory acted as joint placement agents for the offering.  Stevens & Lee served as legal counsel to AmeriServ Financial and Pillar Aught served as legal counsel for the placement agents.

About AmeriServ Financial Inc.

AmeriServ Financial Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company’s subsidiaries provide full-service banking and wealth management services through seventeen community offices in southwestern Pennsylvania and Hagerstown, Maryland. The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania. At June 30, 2021, AmeriServ had total assets of $1.4 billion and a tangible book value of $5.71 per share.  The Company’s common stock trades on the NASDAQ Global Market under the symbol “ASRV” while its trust preferred securities also trade on NASDAQ under the symbol “ASRVP”.  For more information, visit www.ameriserv.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, proposed branch acquisition, including the timing, anticipated benefits, and financial impact thereof, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; expected timing and benefits of the proposed branch acquisition; estimates of deposits and other assets to be acquired; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.